UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas
New York, New York	10020
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amended and Restated Purchase Agreement with IMD Parent LLC

On October 3, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) and the affiliates of the Registrant listed on Schedule I to the Amended and Restated Agreement (as defined below) (collectively with the Registrant, “Lehman”) entered into an Amended and Restated Purchase Agreement (the “Amended and Restated Agreement”) with IMD Parent LLC (collectively with Lehman, the “Parties”).  The Amended and Restated Agreement consolidated the terms of the Purchase Agreement and side letter entered into among the Parties on September 29, 2008.  A copy of the Amended and Restated Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

Herbert (Bart) H. McDade III, President and Chief Operating Officer of the Registrant, resigned from his position, effective September 26, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 10.1	Amended and Restated Purchase Agreement, dated as of October 3, 2008, by and between IMD Parent LLC and Lehman.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: October 7, 2008	By:	/s/ David J. Coles
Name: David J. Coles
Title: Authorized Signatory

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Purchase Agreement, dated as of October 3, 2008, by and between IMD Parent LLC and Lehman.